UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2013

ADGS ADVISORY, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-34274

Delaware	42-1743717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Units 2611-13A, 26/F 113 Argyle Street, Mongkok Kowloon, Hong Kong, SAR	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2374-0002

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 15, 2013, the Board of Directors of ADGS Advisory, Inc. (the “Company”) has elected Tong Wing Shan, Michelle (“Michelle W.S. Tong”), as Chief Financial Officer of the Company.

Michelle W.S. Tong, age 36, has been a director of Almonds Kisses Limited, a British Virgin Islands company and the Company’s direct wholly-owned subsidiary (“Almonds Kisses (BVI)”), since its inception in March 2011, and a director of ADGS Advisory Limited, a Hong Kong corporation and the Company’s indirect wholly-owned subsidiary, since its inception in April 2011.  In addition, since 2005, she has been a Manager and Chief Financial Officer of Eugenics Add Centre for Education, an organization located in Hong Kong which provides tutoring services to primary and secondary school students. From 2000 to 2005, she was Finance Manager of Rodney Engineering Company Limited, a Hong Kong corporation which provides engineering services.

Michelle W.S. Tong is the daughter of Li Lai Ying, the Company’s Chairman, Chief Executive Officer and Secretary. Other than the foregoing, Michelle W.S. Tong does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.  Michelle W.S. Tong owns 9,069,750 shares of the Company’s common stock which represents approximately 36.3% of the Company’s outstanding shares of common stock.

Michelle W.S. Tong shall be employed as an executive officer of the Company on an at-will basis, although it is expected that an employment agreement will be entered into with her in the near term.

As of August 31, 2011, there was $2,051,460 due to shareholder representing amounts which had been previously advanced to the Company by Michelle W.S. Tong, one of the two largest principal shareholders of the Company and former principal shareholder of Almonds Kisses (BVI). Such amount was paid to Michelle W.S. Tong in fiscal 2012. In addition, during fiscal 2012, advances were made by the Company to Michelle W.S. Tong in the amount of $4,539,543 of which $4,300,751 was repaid by Michelle W.S. Tong by August 31, 2012. As of August 31, 2012, the balance due from Michelle W.S. Tong was $241,036. At November 30, 2012, the balance due from Michelle W.S. Tong was $1,812,049 with $2,366,544 having been advanced during the three months ended November 30, 2012 and $795,842 being repaid. At February 28, 2013, the balance due from Michelle W.S. Tong was $1,889,386 with $2,990,814 having been advanced during the six months ended February 28, 2013 and $1,342,554 being repaid.  At May 31, 2013, the balance due from Michelle W.S. Tong was $1,853,265 with $4,012,216 having been advanced during the nine months ended May 31, 2013 and $2,400,236 being repaid.  The advances to shareholder represent unsecured, non-interesting bearing loans without fixed repayment terms.  Although there was no binding obligation on the part of the shareholder to repay such loans, Michelle W.S. Tong informally agreed to repay such amounts on or before November 1, 2013.  As of October 31, 2013, the amount due from Michelle W.S. Tong for such shareholder advances was $233,713.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Michelle W.S. Tong and any other person pursuant to which she was selected as an officer, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Michelle W.S. Tong, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADGS ADVISORY, INC. (Registrant)

Dated: November 18, 2013	By:	/s/ Li Lai Ying
Li Lai Ying
Chief Executive Officer

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